                                                                   Exhibit 10.03

                           EMPLOYMENT, CONFIDENTIALITY
                          AND NON-COMPETITION AGREEMENT
                          -----------------------------

     THIS EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into this 26th day of September, 2001 (the "Commencement Date"), by and between:

                    POINT THERAPEUTICS, INC., a Massachusetts
                    ------------------------
                    Corporation duly organized under law and having an usual place of business at 75 Kneeland Street, 10th Floor, Boston, MA 02111
                    Attn: Donald R. Kiepert, Jr., President and
                    CEO, (hereinafter referred to as the
                    "COMPANY");

                                      and

                    DR. LAWRENCE NUSSBAUM of 385 Ridge Avenue,
                    ----------------------
                    Wrightstown, PA 18940 (the "Employee").

     The Company wishes to employ the Employee to serve as the Chief Medical Officer and the Employee desires to be so employed by the Company.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, accepted and agreed to, the Company and the Employee hereby agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Employee as the Chief Medical
        ----------
Officer, and the Employee accepts such employment, effective as of the date hereof, for the compensation and on the other terms and conditions set forth below.

     2. PERIOD OF EMPLOYMENT; DUTIES.
        ----------------------------

                                       1

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          2.1 Employment Period. The employment of the Employee shall be "at
              -----------------
will" commencing as of October 22, 2001 (the "Effective Date"), and continuing thereafter until terminated by either party upon sixty (60) days prior written notice to the other or earlier if the employment is terminated pursuant to
Article 4.1 or 4.2 below (the "Employment Period"). During the Employment Period, Employee shall be employed as the Chief Medical Officer, and shall have the title, duties and responsibilities normally and customarily associated with said office. The Employee shall report to and take direction from the President of the Company.

          By way of illustration, the Employee's areas of responsibility and duty shall include, but not limited to, providing overall clinical development expertise to the design, execution and documentation of clinical trials for the Company's lead products; to oversee the clinical development progress currently being conducted by ILEX Oncology; and generally to be involved in protocol development, patient enrollment, study maintenance, data development, evaluation of safety and study related document preparation for present and future clinical trials and to develop a rational clinical development plan for the Company.

          During the Employment Period, Employee shall devote substantially all of his business time, attention and loyalty to the Company; provided, however,
                                                            --------  -------
that the foregoing shall not prevent the Employee from serving on the Board of Directors of or otherwise volunteering his services for non-profit corporations or other entities approved by the Board of Directors (the "Board"), which approval shall not be unreasonably withheld or delayed.

          The Employee warrants and represents that he is under no contractual or other restrictions

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

or obligations which will in any way limit his activities on behalf of or employment by the Company; and the entering into of this Agreement by the Employee does not violate any agreement, contract or confidentiality agreement that the Employee may have entered into or that is binding upon the Employee. The Company warrants and represents to the Employee that (i) this Agreements has been approved by all requisite corporate action on the part of the Company and is enforceable against the Company in accordance with its terms, (ii) the entering into of this Agreement does not violate any agreement that the Company may have entered into or that is binding upon the Company, and (iii) the Employee as an officer of the Company will be covered by the Company's D&O liability insurance.

     3. COMPENSATION
        ------------

          3.1 Annual Base Salary. Subject to the provisions hereof, during the
              ------------------
first year of the Employment Period commencing with the Effective Date, the Company shall pay the Employee, not less frequently than bi-weekly in arrears, a base salary at the annual rate of Two Hundred Ten Thousand ($210,000) Dollars (the "Base Salary"). Thereafter, the Base Salary shall be determined by the
      -----------
Board, but in no event shall the Base Salary be less than Two Hundred Ten Thousand ($210,000) Dollars. All payments of Base Salary and other compensation to the Employee shall be made after deduction of any taxes which are required to be withheld with respect thereto under applicable federal and state laws.

          3.2 Fringe Benefits. From and after the Effective Date, the Employee
              ---------------
shall be entitled to all rights and benefits for which he shall be eligible under group insurance and other

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fringe benefits which may be provided, from time to time, to the Company's executives generally, including, major health plans of which the Company pays Eighty (80%) percent of the medical and dental coverage premium and One Hundred (100%) percent of the life, accidental death and dismemberment and long-term disability insurance policies. Until the Employee and his family have relocated to the Greater Boston Metropolitan Area ("Boston"), the Company shall at the Company's expense provide Employee and each member of his family with health care coverage in Eastern Pennsylvania substantially equivalent to that which the Employee and his family would be entitled hereunder had the Employee and his family relocated to Boston except that for the period during which it is effective Employee may elect the COBRA coverage at his former employer in which event the Company shall promptly reimburse Employee 80% of the expense of his COBRA coverage.

          3.3 Reimbursement of Expenses. The Company shall reimburse the
              -------------------------
Employee for the out-of-pocket expenses incurred by the Employee in the fulfillment of his duties and responsibilities hereunder. Reimbursement shall be in accordance with the Board's policies and procedures applicable to senior management and in compliance with the requirements of the Internal Revenue Code of 1986, as amended. Reimbursement of travel expenses will be consistent with the Company's travel policies applicable to senior management Further, the Company will reimburse the Employee for: (i) expenses and fees incurred by the Employee in maintaining appropriate licenses, affiliations with professional societies and organizations and CME expenses; (ii) the cost of attending conferences which provide knowledge and/or

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networking opportunities beneficial to the Company and (iii) the reasonable and customary pre-relocation expenses of the Employee which the Employee would not have incurred but for the fact that the Employees is conducting the business of the Company from his home including, without limitation, office supplies, office equipment such as computer, answering machine, filing cabinets and the like and telephone, fax, postage and other communication expense.

          3.4 Vacations and Holidays. During the Employment Period, the Employee
              ----------------------
shall be entitled to a total of twenty (20) paid vacation days annually (accrued monthly with five (5) days carryover permitted to the following year). In addition, the Employee shall be entitled to eleven (11) paid holidays recognized by the Company.

          3.5 Base Salary Adjustments.
              -----------------------

               (A) Bonuses: The Company may award an annual bonus to the
                   -------
     Employee of a maximum of thirty (30%) percent of the then Base Salary. Any such bonus shall not be added to the Base Salary. Notwithstanding the foregoing, upon completion of the first year of employment only, the Employee shall be entitled to a bonus of at least fifteen (15%) percent of the Base Salary, i.e., Thirty One Thousand Five Hundred ($31,500.00) Dollars, and up to thirty (30%) percent in accordance with the provisions of this Subsection (A).

               (B) Merit Increases. On the first anniversary date of the
                   ---------------
     Effective Date and annually thereafter, the Base Salary may be increased based on the Company: (i) achieving the quarterly and annual goals and objectives mutually agreed upon for the Employee's areas of responsibility, and (ii) the Company achieving the annual financial goals and objectives. The merit increase, when made, shall be added to the Base Salary.

               (C) Stock Option Awards: In addition to the stock option grants
                   -------------------
     specified in Article 3.7, the Board may, on an annual basis in its discretion, grant stock options to the Employee based on: (i) the Employee's performance and, (ii) the Company progress and attainment of its business goals and objectives. The granting of the stock options and the terms and conditions of the

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     award (e.g. the number of shares granted and the vesting schedule, shall be solely within the discretion of the Board of Directors.

          3.6 Severance Benefits.
              ------------------

          Notwithstanding anything to the contrary in this Agreement contained, it is agreed and understood as follows:

               (A) Upon the termination of this Agreement by the Company for other than Cause or by the Employee for Good Reason, as such terms are defined herein (i) the Company shall then pay the Employee a lump-sum severance payment equal to one (1) year's then Base Salary and thereafter for one (1) year fringe benefits to be paid in the usual and customary manner in accordance with the terms of this Agreement, and (ii) all stock options granted by the Company to the Employee (whether hereunder or otherwise) to the extent not previously vested shall thereupon vest.

               (B) In the event of death, the Company shall then pay the Employee's estate a lump-sum severance payment equal to three (3) month's then Base Salary and thereafter for three (3) month's fringe benefits to be paid in the usual and customary manner in accordance with the terms of this Agreement to Employee's family to the same extent as they would benefit if he were alive, and (ii) all stock options granted by the Company to the Employee (whether hereunder or otherwise) to the extent not previously vested shall thereupon vest through the next following vesting date.

               (C) In the event of disability, (i) the Company shall continue until the Company's long-term disability insurance commences the Employee's Base Salary and fringe benefits to be paid in the usual and customary manner in accordance with the terms of this Agreement, and (ii) all stock options granted by the Company to the Employee (whether hereunder or otherwise) to the extent not previously vested shall thereupon vest through the next following vesting date.

               (D) If the Employee is terminated for Cause or withdraws from the Company for other than Good Reason then, in any of such cases: (i) the provisions of Article 3.6(A) (B) and (C) shall not apply, shall be null and void, and the Employee shall not be entitled to severance payments, and
     (ii) the Employee's unvested stock options will cease to vest.

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          3.7 Stock Option Grants.
              -------------------

          The Employee is hereby granted an Incentive Stock Option to purchase up to Eighteen Thousand Seven Hundred Fifty (18,750) Shares of the Company's Common Stock, and a Non-Qualified Stock Option to purchase Six Thousand Seven Hundred Fifty (6,750) Shares of the Company's Common Stock (collectively, "Shares") each at an exercise price of Sixteen ($16.00) Dollars per share (the "Purchase Price"), in accordance with the terms and conditions of the Company's Stock Option Plan (the "Plan"), Incentive Stock Option Grant Agreement and Non-Qualified Stock Option Grant Agreement (collectively, the "Grants"). True and complete copies of the Plan, the Grants and the Company's most current audited financial statements have heretofore been delivered to the Employee. The Company represents that the most current private placement memorandum used by the Company in connection with the offering of its securities is dated more than ninety (90) days from the date hereof.

     It is understood and agreed that the vesting of the Shares, unless sooner vested under Article 3.6(A)(B) or (C), shall occur in accordance with the following schedule:

          (i) Two Thousand (2,000) Incentive Stock Options shall vest on January 1, 2002;
          (ii) Four Thousand Two Hundred Fifty (4,250) Shares qualifying as Incentive Stock Options and Three Thousand Five Hundred Eighty Three (3,583) non-qualified Shares shall vest on October 1, 2002;
          (iii) Six Thousand Two Hundred Fifty (6,250) Shares qualifying as Incentive Stock Options and One Thousand Five Hundred Eighty Three (1,583) non-qualified Shares shall vest on October 1, 2003; and
          (iv) Six Thousand Two Hundred Fifty (6,250) Shares and One Thousand Five Hundred Eighty Four (1,584) non-qualified

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               Shares shall vest on September 29, 2004.

          Notwithstanding anything to the contrary herein contained, it is agreed and understood that, in the event the employment is terminated by the Company without Cause or by the Employee for Good Reason, then all the options of the Employee (whether granted hereunder or otherwise) not exercised by the ninetieth (90) day following the date of termination shall automatically with out any act upon the part of the Company or the Employee be converted to non-qualified stock options which are exercisable at any time and from time to time in whole or in part within two (2) years from the date of termination of employment. Employee shall be entitled to, on a pro rata basis, all registration and other rights with respect to the sale or other distribution of securities of the Company obtained upon the exercise of options as may be granted to other members of management subject to any lock-up, co-sale, tag-along or other restriction as may be imposed on securities of senior management generally.

          3.8 Relocation Expense Reimbursement. The Company and the Employee
              --------------------------------
agree that during the first year of the Employment Period, the Employee will not be required to relocate to the Boston unless mutually agreed. After the first year of the Employment Period, the Company may require that the Employee relocate to Boston and if such request is made, the Employee will relocate and the Company will reimburse the Employee for securing temporary housing until his oldest son graduates from high school, at which time he will establish a permanent residency in Boston.

          Upon the Employee's permanent relocation, he will be reimbursed for all of the

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reasonable and customary expenses associated with said relocation provided he relocates to within a 40 mile radius of the Company's principal executive office, including:

          (i) Up to two points charged by the lender in connection with the Employee securing a first mortgage on the home;
          (ii) Costs of temporary housing for up to a period of three (3) months;
          (iii) Moving expenses associated with the move of household goods and furnitures;
          (iv) Closing costs;
          (v)  Three house-hunting trips with wife and children, and
          (vi) Gross up on non-deductible expenses associated with the relocation.

          Further, in the event that the Employee temporarily relocates to Boston, the Company will reimburse the Employee for three (3) round trip home visits per month. At the time of the Employee's permanent relocation, the Employee's then Base Salary will be increased by five (5%) percent.

          Notwithstanding anything to the contrary contained herein and until such time as the employee and his family shall relocate to Boston, it is understood and agreed that the Employee shall be entitled to spend a portion of his business time at home, and that the time that the Employee spends at home and the time spent at the Company's principal office in Boston shall be discussed and mutually agreed upon, taking into account the needs and requirements of the Employee and his family, and the Company's needs and requirements.

     4. EARLY TERMINATION OF PERIOD OF EMPLOYMENT.
        -----------------------------------------

          4.1 Employee's Earlier Termination. The Employee shall have the right
              ------------------------------
to

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terminate Employee's employment hereunder: (i) without Good Reason, as hereinafter defined, (e.g. for any reason or no reason whatsoever other than death, disability or for Good Reason, as hereinafter defined) upon sixty (60) days prior written notice to the Company and (ii) for Good Reason, immediately upon, or at any time after, giving written notice of such termination. Further, and subject to the provisions hereof, Employee's employment with the Company shall automatically terminate on his death or disability.

          4.2 Company's Earlier Termination of Employment. The Company shall
              -------------------------------------------
have the right to terminate Employee's employment hereunder: (i) without Cause (e.g. for any reason or no reason whatsoever other than death, disability or for Cause, as hereinafter defined) upon sixty (60) days prior written notice to the Employee and (ii) for Cause, immediately upon, or at any time after, giving written notice of such termination.

          4.3 Definitions.
              -----------

          As used herein for "Cause" shall mean the occurrence of any of the following: (a) the conviction of Employee of any felony, (b) the persistent willful neglect or dereliction of his duties and responsibilities as set forth in Article 2 hereof, which persistent willful neglect and dereliction of duties and responsibilities continues for a period of fifteen (15) days after written notice is given to the Employee by the Board setting forth in reasonable detail the state of facts constituting such persistent willful neglect or dereliction of duties and responsibilities, (c) the breach by the Employee of this Agreement in any material respect (the failure of the Employee to relocate shall be deemed material), which breach continues for a period of fifteen (15) days after

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written notice is given to the Employee by the Board setting forth in reasonable detail the state of facts constituting such breach, or (d) the engaging by the Employee in fraudulent conduct which is materially detrimental to the Company. Notwithstanding, Cause shall not include any exercise of business judgment in good faith. A determination that there is FOR CAUSE termination of the Employee's employment shall be made by the Board, after notice to Employee and providing the Employee an opportunity to be heard with counsel, and such determination shall require that the Board find that there has occurred an event of the kind described in (a), (b), (c) or (d) above.

          As used herein, the term "disability" shall mean the physical or mental illness or disability of Employee such that, in the good faith and reasonable judgment of a reputable physician mutually selected by Employee and the Board, he shall be unable to perform his duties of employment in any material respect and such inability may reasonably be expected to be permanent or to continue for a period of at least 120 consecutive business days and at least a total of 180 business days during any period of twelve consecutive months.

          As used herein, the term "Good Reason" shall mean any of the following: (A) any action by the Company which results in a material diminution in Employee's position with the Company as set forth in this Agreement (including status, offices and titles), authority, duties or responsibilities as contemplated by this Agreement, excluding for this purpose any isolated, insubstantial and inadvertent action not taken in bad faith and which is promptly remedied by the Company; (B) the relocation of the Company's principal executive offices from the Commonwealth of Massachusetts, or, after the Employee shall have relocated to Boston, any

                                       11

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event that causes Employee to have his principal place of work changed to any location other than the Company's principal executive office; or (C) any failure by the Company to comply with any of the provisions of this Agreement, other than any isolated, insubstantial and inadvertent failure not occurring in bad faith and which is promptly remedied by the Company.

     5. NON-COMPETITION.
        ---------------

          5.1 Non-Competition Period. Notwithstanding the fact that the
              ----------------------
Employment Period is "at will", the Employee shall not, directly or indirectly (including, without limitation, either alone or as a partner, officer, director, employee, joint venturer or stockholder of, or as a consultant or other independent contractor to or agent or representative for, any company, business, individual or other entity), engage in any business activity which is directly or indirectly in competition with the Company's Business, as hereinafter defined, at any time during the Employment Period and, provided the Company shall be in compliance with the provisions of Article 3.6 hereof ,(i) for a period of two (2) years after termination by the Company for Cause or by the Employee for other than for Good Reason, of the Employment Period or (ii) for a period of one (1) year after termination by the Company for other than Cause or by the Employee for Good Reason, of the Employment Period (the "Post-Employment Period") (collectively, the Employment Period and the Post-Employment Period are herein referred to as the "Non-Competition Period"); provided however, that nothing in this Agreement shall prevent or restrict Employee from owning, directly or indirectly, not more than five percent of the securities of any publicly traded company. For purposes of this Agreement, the Company's Business shall be

                                       12

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defined to mean the development of a hematopoietic stimulant agent and/or anti-tumor agents with an immunotherapy oriented mechanism of action.

          5.2 Restricted Business Activities. During the Non-Competition Period,
              ------------------------------
Employee will not, directly or indirectly:

                    (a) solicit or request any other employee of or consultant to the Company to leave the employ of or cease consulting for the Company; or

                    (b) solicit or request any other employee of or consultant to the Company to join the employ of, or begin consulting for, any individual or entity that researches, develops, markets or sells products that compete with those of the Company; or

                    (c) solicit or request any individual or entity that researches, develops, markets or sells products that compete with those of the Company, to employ or retain as a consultant any employee or consultant of the Company; or

                    (d) divert, directly or indirectly, to any competitor of the Company, any customer of the Company; or

                    (e) induce or attempt to induce any supplier or vendor of the Company to terminate or breach any written or oral agreement or understanding with the Company.

     6. PROPRIETARY RIGHTS.
        ------------------

          6.1 Definitions. For the purposes of this Section 6, the terms set
              -----------
forth below shall have the following meanings:

          6.1.1 Concepts and Ideas. Those concepts and ideas that become known
                ------------------
to Employee at any time during the Employee's employment by the Company which relate to the

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Company's present, past or prospective activities, services and products, all of which shall remain the sole and exclusive property of the Company. The Employee shall have no publication rights and all of the same shall belong to the Company.

          6.1.2 Confidential Information. That secret or proprietary information
                ------------------------
of the Company of whatever kind or nature disclosed by the Company to Employee or obtained by Employee (whether or not invented, discovered or developed by Employee), at any time during Employee's employment by the Company as a consequence of or through such employment. Such secret or proprietary information shall include information relating to the design, manufacture, application, know-how, research and development relating to the Company's products, materials, operating and other cost data, price lists and data relating to pricing of the Company's products. Such secret or proprietary information shall specifically include, without limitation, all information contained in the Company's manuals, memoranda, plans, drawings and designs, specifications, supply sources, customer lists and records legended or otherwise identified by the Company or the Board as Confidential Information. Such secret or confidential information shall not include information which: (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by the Employee, (ii) becomes available to the Employee from a source other than the Company, its representatives or agents, (iii) was known to the Employee prior to receiving the secret or confidential information and can be so established by written documentary evidence or (iv) is required to be disclosed by law or regulation.

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          6.2 Non-Disclosure to Third Parties. Except as required by Employee's
              -------------------------------
duties in the course of his employment by the Company, Employee shall not, at any time, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information, Concepts or Ideas relating to the present, past or prospective business of the Company to any third party without the prior written consent of the Board which consent may be denied in each instance and all of the same, together with publication rights, shall belong exclusively to the Company.

          6.3 Documents, etc. All documents, procedural, manuals, guides,
              --------------
specifications, plans, drawings, designs and similar materials, lists of present, past or prospective customers, customer proposals, invitations to submit proposals, price lists and data relating to the pricing of the Company's products and services, records, notebooks and similar repositories of or containing Confidential Information (including all copies thereof) that come into the Employee's possession or control by reason of Employee's establishment of or employment by the Company, whether prepared by Employee or others: (a) are the property of the Company, (b) will not be used by Employee in any way adverse to the Company (c) will not be removed from the Company's premises (except as Employee's duties require) and (d) at the termination (for whatever reason), of Employee's employment by the Company, will be left with, or forthwith returned by Employee to, the Company.

          6.4 Assignment of Inventions. The Employee hereby agrees that he will
              ------------------------
promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company, and agrees to assign to the Company or its designee all of his right, title and interest in and to any and all of the inventions, original works of authorships, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under patent, copyright or similar laws, that the Employee may, solely or jointly, make, develop, conceive or reduce to practice, or cause to be made, developed, conceived or reduced to practice, during the Employment Period (collectively, referred to as the "Inventions").

          Employee hereby agrees to assist the Company or its designee at the Company's expense, in every way to secure the Company's rights in the Inventions, and executing all applications, specifications, oaths, assignments and all other instruments that the Company shall deem necessary in order to apply for and obtain such rights and in order to secure and convey to the Company and its successors and assigns, the sole and exclusive rights, title and interests in and to such Inventions, and any copyrights, patents or other intellectual property rights relating thereto. The Employee agrees that his obligations to execute or cause to be executed, when it is in his power to do so, any such instruments or papers will continue after the termination of this Agreement.

     7. EQUITABLE RELIEF. Employee agrees that any breach of Sections 5 and 6
        ----------------
above by Employee may cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to seek an injunction, specific performance or other equitable relief to prevent the violation or threatened violation of Employee's obligations hereunder.

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

     8. WAIVER. Any waiver by either party of a breach of any provision of this
        ------
Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof by such other party. All waivers shall be in writing.

     9. SEVERABILITY; REFORMATION. In case any one or more of the provisions or
        -------------------------
parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; and this Agreement shall, to the fullest extent lawful, be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible. Without limiting the foregoing, if any provision (or part of provision) contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the fullest extent compatible with then existing and applicable law.

     10. ASSIGNMENT. Neither party shall have the right to assign his or its
         ----------
rights or obligations under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11. HEADINGS. Headings and sub-headings are for convenience only and shall
         --------
not
be deemed to be a part of this Agreement.

     12. AMENDMENTS. This Agreement may be amended or modified, in whole or in
         ----------
part, only by an instrument in writing signed by both parties hereto.

     13. NOTICES. Any notices or other communications required hereunder shall
         -------
be in writing and shall be deemed given when delivered in person or when mailed, by certified or registered first-class mail, postage prepaid, return receipt requested, or by faxed transmission where the date and time of the transmission are clearly stated, addressed, if to the Company, at Point Therapeutics, Inc., 75 Kneeland Street, 10th Floor, Boston, MA 02111 Attn: Donald R. Kiepert, Jr., President and CEO, with a copy to Peter B. Finn, Esquire, Rubin and Rudman, 50 Rowes Wharf, Boston, MA 02110 or, if to the Employee, at 385 Ridge Avenue, Wrightstown, PA 18940 or to such other addresses of which a party shall have notified the others in accordance with the provisions of this Section 13.

     14. COUNTERPARTS. This Agreement may be executed in two or more
         ------------
counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

     15. GOVERNING LAW. This Agreement shall be construed in accordance with and
         -------------
governed for all purposes by the laws of the Commonwealth of Massachusetts applicable to contracts executed and wholly performed within such jurisdiction. In enforcing such governing laws, any court of competent jurisdiction shall afford all relief which a Massachusetts court would afford under the circumstances.

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

     16. ARBITRATION. In the event of any dispute or disagreement arising out of
         -----------
or related to this Agreement, the dispute or disagreement shall be first negotiated by the parties, in good faith, and the parties shall use their best efforts to reach a resolution. In the event that the parties are, for whatever reason, unable to reach a resolution, then, in that event, either party may refer the matter to the American Arbitration Association for resolution in accordance with the then applicable rules and regulations of the American Arbitration Association. The arbitration shall be held in Boston, Massachusetts before a single arbitrator and the decision of the arbitrator shall be final and binding upon the parties and the award may be entered in any court of competent jurisdiction. The cost of the arbitration filing fee and the arbitrator's fee shall be divided equally between the parties and otherwise, each party shall be responsible for its own costs and expenses, including attorneys' fees and disbursements.

     17. SURVIVAL. The provisions of this Agreement shall survive the
         --------
termination of the Employee's employment hereunder in accordance with their terms.

     EXECUTED as an instrument under seal as of the date first above written.

POINT THERAPEUTICS, INC.                 EMPLOYEE:


By: /s/ Donald R. Kiepert, Jr.           /s/ Lawrence Nussbaum, M.D
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Donald R. Kiepert, Jr.                   Lawrence Nussbaum, M.D.
President & CEO                          385 Ridge Avenue
Hereunto Duly Authorized                 Wrightstown, PA  18940

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